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                                                                      EXHIBIT 11


                          MARKWEST HYDROCARBON, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                         (000s, except per share data)


                                                        For the year ended
                                                        December 31, 1997
                                                        ------------------

Net income                                                           7,847

Weighted average number of outstanding
  shares of common stock                                             8,485

Basic earnings per share                                $             0.92
                                                        ==================

Net income                                                           7,847

Weighted average number of outstanding
  shares of common stock                                             8,485
Dilutive stock options                                                 129
                                                        ------------------
                                                                     8,614

Earnings per share assuming dilution                    $             0.91
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